 As filed with the Securities and Exchange Commission on October 10, 2000.
                                                      Registration No. 333-96333
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ---------------

                              AMENDMENT NO. 7
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               ADOLOR CORPORATION
             (Exact name of Registrant as specified in its charter)

         Delaware                    7841                    31-1429198
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of      Industrial Classification     Identification No.)
     Incorporation or            Code Number)
      Organization)

                                ---------------
                             371 Phoenixville Pike
                          Malvern, Pennsylvania 19355
                                 (610) 889-5779
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------
                             John J. Farrar, Ph.D.
                            Chief Executive Officer
                               Adolor Corporation
                             371 Phoenixville Pike
                          Malvern, Pennsylvania 19355
                                 (610) 889-5779
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                With Copies to:
       James A. Lebovitz, Esquire             Luci Staller Altman, Esquire
      Stephen C. Costalas, Esquire            David L. Concannon, Esquire
                Dechert                         John Bessonette, Esquire
        4000 Bell Atlantic Tower            Brobeck, Phleger & Harrison LLP
            1717 Arch Street                   1633 Broadway, 47th Floor
    Philadelphia, Pennsylvania 19103            New York, New York 10019
             (215) 994-4000                          (212) 581-1600
                                ---------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     Information not required in prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The expenses to be paid by Adolor Corporation in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

                                                                      Amount
                                                                    ----------
     Securities and Exchange Commission Registration Fee........... $   30,968
     NASD Filing Fee...............................................     12,230
     Nasdaq National Market Listing Fee............................     95,000
     Accounting Fees and Expenses..................................    400,000
     Blue Sky Fees and Expenses....................................     15,000
     Legal Fees and Expenses.......................................    400,000
     Transfer Agent and Registrar Fees and Expenses................     25,000
     Printing and Engraving Expenses...............................    350,000
     Miscellaneous Fees and Expenses...............................    260,802
                                                                    ----------
       Total....................................................... $1,589,000*
                                                                    ==========

--------
      All amounts are estimated except for the SEC fee, the Nasdaq National Market fee and the NASD fee. *Of this amount, $909,000 has been expensed by the Company and $680,000 will be net in the proceeds of this offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 145 of the General Corporate Law of the State of Delaware, Adolor Corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Adolor Corporation's bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

      Adolor Corporation's certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to Adolor Corporation and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Adolor Corporation, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

      Adolor Corporation has obtained a policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

      The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of Adolor Corporation and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      In the preceding three years, the Registrant has issued the following securities that were not registered under the Act:

      In May 1997, the Registrant sold an aggregate of 13,814,286 shares of its series C mandatorily redeemable convertible preferred stock to investors at a purchase price per share of $.70 for a total of $9,670,000. The shares of series C mandatorily redeemable convertible preferred stock are convertible into 2,762,857 shares of common stock.

      On November 5, 1997, the Registrant sold 960,000 shares of its series D mandatorily redeemable convertible preferred stock to Kwang Dong
Pharmaceuticals Company at a price per share of $1.25 for a total of $1,200,000. The shares of series D mandatorily redeemable convertible preferred stock are convertible into 192,000 shares of common stock.

      In December 1998 and January 1999, the Registrant sold 11,366,667 shares of its series E mandatorily redeemable convertible preferred stock to investors at a purchase price per share of $.75 for a total of $8,525,000. The shares of series E mandatorily redeemable convertible preferred stock are convertible into 2,273,333 shares of common stock.

      On July 26, 1999 the Registrant sold 2,500,000 shares of its series F mandatorily redeemable convertible preferred stock and issued a warrant to purchase 125,000 shares of series F mandatorily redeemable convertible preferred stock to S.R. One, Limited at a purchase price per share of $1.00 for a total of $2,500,000. The shares of series F mandatorily redeemable convertible preferred stock and the shares underlying the warrant are convertible into 500,000 shares of common stock.

      In January 2000, the Registrant sold 12,306,000 shares of its series G mandatorily redeemable convertible preferred stock to investors at a purchase price per share of $1.00 for a total of $12,306,000. The shares of series G mandatorily redeemable convertible preferred stock are convertible into 2,461,200 shares of common stock.

      In June 2000, the Registrant sold 23,921,425 shares of its series H mandatorily redeemable convertible preferred stock to investors at a purchase price per share of $1.53 per share for a total of $36,600,000. The shares of series H mandatorily redeemable convertible preferred stock are convertible into 4,784,286 shares of Common Stock.

      The sale and issuance of securities in the transactions described above were made under the exemption from registration provided under Section 4(2) of the Securities Act.

      Appropriate restrictive legends were affixed to the stock certificates issued in the above transactions. Similar legends were imposed in connection with any subsequent sales of any such securities. No underwriters were employed in any of the above transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) Exhibits:

 Exhibit
 Number  Description
 ------- -----------
   1.1   Form of Underwriting Agreement.*
   3.1   Form of Amended and Restated Certificate of Incorporation of Adolor.**
   3.2   Form of Amended and Restated Bylaws of Adolor.***
   4.1   Series A Convertible Preferred Stock Purchase Agreement among Opian
         Pharmaceuticals, Inc. and the parties set forth therein, dated
         November 7, 1994.***

    4.2 Series B Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein, dated March 1, 1996.***
    4.3 Series C Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein, dated May 1, 1997.***
    4.4 Stock Purchase Agreement between Adolor and Kwang Dong Pharmaceutical
        Company, dated November 5, 1997.***
    4.5 Series E Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein, dated December 8, 1998.***
    4.6 Series F Convertible Preferred Stock Purchase Agreement between Adolor and S.R. One, Limited dated July 26, 1999.***
    4.7 Series G Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein dated January 10, 2000.***
    4.8 Registration Rights Agreement among Opian Pharmaceuticals, Inc. and the parties set forth therein dated November 7, 1994.88***
    4.9 Amendment No. 1 to Registration Rights Agreement among Adolor and the parties set forth therein, dated February 27, 1996.***
   4.10 Amendment No. 2 to Registration Rights Agreement among Adolor and the parties set forth therein, dated May 1, 1997.***
   4.11 Amendment No. 3 to Registration Rights Agreement among Adolor and the parties set forth therein, dated December 8, 1998.***
   4.12 Amendment No. 4 to Registration Rights Agreement among Adolor and the parties set forth therein, dated July 26, 1999.***
   4.13 Amendment No. 5 to Registration Rights Agreement among Adolor and the parties set forth therein, dated January 10, 2000.***
   4.14 Form of Common Stock Certificate.***
    5.1 Opinion of Dechert.***
   10.1 Form of Amended and Restated 1994 Equity Compensation Plan.***
   10.2 Option and License Agreement between Adolor and Roberts Laboratories,
        Inc., dated June 10, 1998.***@
   10.3 License Agreement between Adolor and Kwang Dong Pharmaceutical Company, dated November 5, 1997.***@
   10.4 License Agreement between Adolor and SB Pharmaco Puerto Rico Inc., dated July 26, 1999.***@
   10.5 Development and License Agreement between Adolor and Santen
        Pharmaceutical Co., Ltd. dated April 25, 2000.**@
   23.1 Consent of KPMG LLP.**
   23.2 Consent of Dechert(included in Exhibit 5.1).***
   24.1 Powers of Attorney.****
   27.1 Financial Data Schedule.***

--------

*To be filed by Amendment

** Filed herewith.

***Previously filed.

**** Included on signature page to Registrant's Registration Statement on Form S-1 previously filed with the Securities and Exchange Commission on February 7, 2000.
@ Confidential Treatment Requested.

(b) Financial Statement Schedules

      None.

      Schedules other than those listed above have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes. Columns omitted from schedules filed have been omitted since the information is not applicable.

ITEM 17. UNDERTAKINGS

      The undersigned Registrant hereby undertakes to provide the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on the 10th day of October, 2000.

                                            Adolor Corporation

                                                      s/ John J. Farrar
                                            By:________________________________
                                               John J. Farrar
                                               President, Chief Executive
                                               Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                       Title(s)                 Date
            ---------                       --------                 ----
       /s/ John J. Farrar          President, Chief Executive  October 10, 2000
 ________________________________     Officer and Director
          John J. Farrar              (Principal Executive
                                            Officer)


       /s/ Peter J. Schied           Vice President, Chief     October 10, 2000
 ________________________________           Financial
         Peter J. Schied              Officer and Secretary
                                    (Principal Financial and
                                       Accounting Officer)

                *                                              October 10, 2000
 ________________________________
        Frank Baldino, Jr.                  Director

                *                                              October 10, 2000
 ________________________________
         Ellen M. Feeney                    Director

                *                                              October 10, 2000
 ________________________________
         David M. Madden                    Director

                *                                              October 10, 2000
 ________________________________
      C. Christopher Moller                 Director

                *                                              October 10, 2000
 ________________________________
         Robert T. Nelsen                   Director


                *                                              October 10, 2000
 ________________________________
          Claude H. Nash                    Director

--------

* John J. Farrar, pursuant to a Power of Attorney executed by each of the directors and officers noted above and included in the signature page of the initial filing of this Registration Statement, by signing his name hereto, does hereby sign and execute this Amendment No. 7 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 7 to the Registration Statement on his own behalf, in the capacities indicated.

                                 Exhibit Index

 Exhibit
 Number  Description
 ------- -----------
 1.1     Form of Underwriting Agreement.*

 3.1     Form of Amended and Restated Certificate of Incorporation of Adolor.**

 3.2     Form of Amended and Restated Bylaws of Adolor.***

 4.1     Series A Convertible Preferred Stock Purchase Agreement among Opian
         Pharmaceuticals, Inc. and the parties set forth therein, dated
         November 7, 1994.***

 4.2 Series B Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein, dated March 1, 1996.***

 4.3 Series C Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein, dated May 1, 1997.***

 4.4     Stock Purchase Agreement between Adolor and Kwang Dong Pharmaceutical
         Company, dated November 5, 1997.***

 4.5 Series E Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein, dated December 8, 1998.***

 4.6 Series F Convertible Preferred Stock Purchase Agreement between Adolor and S.R. One, Limited dated July 26, 1999.***

 4.7 Series G Convertible Preferred Stock Purchase Agreement among Adolor and the parties set forth therein dated January 10, 2000.***

 4.8 Registration Rights Agreement among Opian Pharmaceuticals, Inc. and the parties set forth therein dated November 7, 1994.***

 4.9 Amendment No. 1 to Registration Rights Agreement among Adolor and the parties set forth therein, dated February 27, 1996.***

 4.10 Amendment No. 2 to Registration Rights Agreement among Adolor and the parties set forth therein, dated May 1, 1997.***

 4.11 Amendment No. 3 to Registration Rights Agreement among Adolor and the parties set forth therein, dated December 8, 1998.***

 4.12 Amendment No. 4 to Registration Rights Agreement among Adolor and the parties set forth therein, dated July 26, 1999.***

 4.13 Amendment No. 5 to Registration Rights Agreement among Adolor and the parties set forth therein, dated January 10, 2000.***

 4.14    Form of Common Stock Certificate.***

 5.1     Opinion of Dechert.***

 10.1    Form of Amended and Restated 1994 Equity Compensation Plan.***

 10.2    Option and License Agreement between Adolor and Roberts Laboratories,
         Inc., dated June 10, 1998.***@

 Exhibit
 Number  Description
 ------- -----------
 10.3    License Agreement between Adolor and Kwang Dong Pharmaceutical
         Company, dated November 5, 1997.***@

 10.4 License Agreement between Adolor and SB Pharmaco Puerto Rico Inc., dated July 26, 1999.***@

 10.5    Development and License Agreement between Adolor and Santen
         Pharmaceutical Co., Ltd., dated April 25, 2000**@

 23.1    Consent of KPMG LLP.**

 23.2    Consent of Dechert (including Exhibit 5.1).***

 24.1    Power of Attorney.****

 27.1    Financial Data Schedule.***

--------
* To be filed by amendment.

** Filed herewith.

*** Previously filed.
**** Included on signature page to Registrant's Registration Statement on Form S-1 previously filed with the Securities and Exchange Commission on February 7, 2000.
@ Confidential Treatment Requested.